Exhibit 10.22

(1)	Landlord:	KILKENNY INDUSTRIAL DEVELOPMENT COMPANY LIMITED

(2)	Tenant:	SPINAL STABLIZATION TECHNOLOGIES LIMITED

LEASE

of

UNITS 4 AND 5 KILKENNY ENTERPRISE CENTRE, PURCELLSINCH,

KILKENNY

[including use of 8 car spaces]

Term:	5 years from the 1st day of August 2020

Initial Rent:	€75,000 per annum exclusive of VAT for years 1 and 2, €82,500 per annum exclusive of Vat for years 3 and 4 and €90,000 per annum exclusive of Vat for year 5. (3 month rent free period in year 1 means total rent due in this year is €56,250)

THIS LEASE made the	day of August 2020

BETWEEN

(a)	LANDLORD:	KILKENNY INDUSTRIAL DEVELOPMENT COMPANY LIMITED having its registered office at 3 Patrick’s Court, Patrick Street, Kilkenny.

(b)	TENANT:	SPINAL STAPLIZATION TECHNOLOGIES LIMITED a company registered in Ireland registration no. 559089 having its registered office at 55 Rockville Crescent, Blackrock, County Dublin.

WITNESSETH as follows:

1. DEFINITIONS

In this Lease, unless the context otherwise requires: -

1.1 “Adjoining Property” means any land and building adjoining or neighbouring the Demised Premises;

1.2 “Building” means the premises more particularly described in the First Schedule PROVIDED ALWAYS that for the purposes of Clause 5.4 herein, reference to the Building in so far as it includes the Demised Premises shall exclude (unless otherwise agreed in writing by the Landlord and the Tenant) all additions, alterations and improvements made to the Demised Premises by the Tenant;

1.3 “Building Control Act” means the Building Control Act 1990; and any act amending or extending same

1.4 “Common Parts” means (without prejudice to the generality of the following) estate roads, landscape areas, pedestrian ways, courtyards, forecourts, all roof and roof spaces, fire alarms, and any other amenities in the Building or within the curtilage thereof external to any particular Unit the joists and beams which are attached to any ceiling and the main structural parts of the Building which are or may, from time to time, be provided or designated by the Landlord (or the Management Company, as the case may be) for common use by the tenants and occupiers of the Building and all persons expressly or by implication authorised by them but excluding the Lettable Areas, the glass in the windows, the internal plaster surfaces and finishes of the External Walls as bound the Units PROVIDED ALWAYS that if the Landlord (or the Management Company as the case may be) shall cause or permit any alterations to the buildings or structures built or erected or within the Perpetuity Period to be built or erected on the Estate or any part thereof or shall in any way alter the area or location or nature of the Common Parts or any part thereof then the definition of the Common Parts shall be as and where necessary modified accordingly;

1.5 “Conduits” means all sewers, drains, soakaways, pipes, gullies, gutters, ducts, mains, watercourses, channels, subways, wires, cables, shafts, flues and other transmission or conducting media and installations (including all fixings, covers, cowls, louvers and other ancillary apparatus) of whatsoever nature or kind or any of them;

1.6 “Car Spaces” means the car spaces referred to in Clause 4 of the Third Schedule;

1.7 “Decorate” means paint (with at least two coats of good quality paint) polish, re-paper or otherwise treat as appropriate all surfaces so treated at the date hereof and includes preparations of such surfaces by stripping off stopping, priming or otherwise, as necessary, washing down washable surfaces, treatment with suitable preservative and restoration, pointing and making good stonework, brickwork, stucco, concrete and other surfaces;

1.8 “Decoration Years” means the year ending 2022;

1.9 “Demised Easements” means the easements, rights and privileges included in the demise hereby created which are specified in the Third Schedule;

1.10 “Demised Premises” means, save as provided in clause 5.4.7. the premises demised by this Lease and more particularly described in the Second Schedule;

1.11 “Estate” means ALL THAT AND THOSE part of the lands hereditaments and premises at Kilkenny Enterprise Centre Purcellsinch, Kilkenny being all of the lands comprised in folio KK2563L of the Register to Kilkenny and being the development comprising of Units known as or intended hereinafter to be known as Kilkenny Enterprise Centre, IDA Industrial Estate, Purcellsinch, Kilkenny, together with ancillary areas and amenities and which property for the purposes of identification is shown on the Block Plan and thereon surrounded by a red verge line and shall include also any additional or adjoining lands and buildings in which at any time during the Perpetuity Period the Landlord has or shall have a freehold or leasehold interest and which the Landlord declares shall form part of the Estate PROVIDED ALWAYS that the Landlord may prior to completion of the construction of any buildings or other structures (the “Undeveloped Areas”) on any part of the Estate declare that such Undeveloped Areas or any part thereof shall cease to form part of the Estate and the definition of the Estate shall be construed accordingly. ;

1.12 “Floor Plan” means the map or plan annexed hereto marked “Floor Plan” which contains the floor plan of the Demised Premises;

1.13 “Head Lease” means a lease dated the 4th day of February 2004 and made between IDA Ireland of the one part and the Landlord of the other part and relating to the Estate subject to the rent covenants and conditions therein combined.

1.14 “Rent” means the sum of €75,000 per annum exclusive of VAT for years 1 (subject to rent free period as defined in 1.15) and 2 of the Term, the sum of €82,500 per annum exclusive of VAT for years 3 and 4 of the Term and the sum of €90,000 per annum exclusive of VAT for year 5 of the Term.

1.15 “Rent Free Period” means a period of 3 months from August 1st, 2020.

1.16 “Insured Risks” means, subject always to such insurance as may ordinarily and reasonably be available to the Landlord and to such exclusions, excesses and limitations as may be imposed by the Landlord’s (and or the Managements Company’s as the case may be) insurers for the time being in respect of any or all of the following risks:-

fire (including subterranean fire), storm, tempest, flood, earthquake, lightning, explosion, impact by any road vehicle, aircraft and other aerial devices and articles dropped therefrom, riot, civil commotion and malicious damage, bursting or overflowing of water tanks, apparatus or pipes and such other risks as the Landlord may in its absolute discretion from time to time determine;

1.17 “Landlord” means the party or parties named as “Landlord” at the commencement of this Lease and includes the person for the time being entitled to the reversion immediately expectant on the determination of the Term;

1.18 “this Lease” includes the Schedules and any document which is made supplemental hereto or which is entered into pursuant to or in accordance with the terms hereof;

1.19 “Lettable Areas” means those parts of the Building (including the Demised Premises) leased or intended to be leased to occupational tenants;

1.20 “Management Company Agreement” means an Agreement to be made between the Lessor of the one part and the Management Company of the other part on terms to be agreed at a later date relating to the acquisition by the Management Company of the Common Areas of the Estate or any other agreement on substantially similar terms and including any other agreements made between the Landlord and the Management Company which are supplemental thereto;

1.21 “Management Company” means any company which the Landlord may at any stage nominate the purposes of performing the Management Services at its absolute discretion if any in accordance with the terms of a Management Company Agreement on terms to be agreed and where the context so admits or requires shall include its successors and assigns;

1.22 “Outgoings” means all Utilities enjoyed in connection with the Demised Premises INCLUDING any insurance excesses or other sums not recoverable by the Landlord (unless due to its neglect or default) but EXCLUDING any tax payable by the Landlord upon the rents herein reserved or occasioned by any disposition of or dealing with the reversion on this Lease;

1.23 “Permitted User” means use as an office premises, a 500 sq ft Class 7 clean room for liquid injection moulding of silicone and device assembly. Storage of components and finished products in climate controlled room. Research and Development activities including fatigue and compression testing of devices using test frames. Human tissue laboratory with xray that will comply with local and national regulations. Biohazard regulations will be followed.

1.24 “the Perpetuity Period” means the period of 21 years from the date of this Lease;

1.25 “Plan” means the plan (if any) annexed to this Lease;

1.26 “Planning Acts” means the Local Government (Planning and Development) Acts 1963 to 2018;

1.27 “Plant” means any lifts, lift machinery, central heating and air conditioning systems, sprinkler system, boilers and other electrical and mechanical machinery, equipment and apparatus of whatsoever nature or kind and wherever installed in the Building;

1.28 “Prescribed Rate” means the rate per centum per month which exceeds by one half per centum per month the monthly rate of interest for the time being chargeable under Section 550 of the Income Tax Act 1967 or such other monthly rate of interest as may from time to time be chargeable upon arrears of income tax) or, as the Landlord may from time to time elect, the rate of 10 per centum per annum;

1.29 “Quarterly Gale Days” means the first day of October, first day of January, first day of April and first day of July in every year of the Term;

1.30 “Rent Commencement Date” means the 1st day of November 2020;

1.31 “Retained Parts” means all parts of the Building which do not comprise Lettable Areas, including, but not limited to:

1.31.1 the Common Parts;

1.31.2 the Car Spaces

1.31.3 office and residential or other accommodation which may from time to time be reserved in the Building for staff;

1.31.4 any parts of the Building reserved by the Landlord or the Management Company for the housing of plant or otherwise in connection with or required for the provision of services;

1.31.5 all conduits in, upon, over, under or within and exclusively serving the Building except any that form part of the Lettable Areas;

1.31.6 the main structure of the Building and, in particularly, but not by way of limitation, the roof, foundations, external walls, internal load bearing walls and the structural parts of the roof, ceilings and floors, all party structures, boundary walls, railing and fences and all exterior parts of the Building and all roads, pavements, pavement lights and car parking area (if any) with the curtilage of the Building;

1.32 “Reserved Easements” means the easements rights and privileges reserved out of the demise hereby created which are specified in the Fourth Schedule

1.33 Schedule of Condition” means the condition of the units as described in the document within the sixth schedule;

1.34 “Surveyor” means any person appointed by the Landlord (including an employee of the Landlord and the person appointed by the Landlord to collect the rents and manage the Building) to perform the function of a surveyor for any purpose of this Lease;

1.35 “Tenant” means the party or parties named as “Tenant” at the commencement of this Lease and includes the person entitled for the time being to the Tenant’s interest created by this Lease;

1.36 “Term” means 5 years;

1.37 “Term Commencement Date” means the 1st day of August 2020;

1.38 “the 1860 Act” and “the 1881 Act” mean respectively the Landlord and Tenant Law Amendment Act, Ireland 1860 and the Conveyancing Act 1881.

1.39 “Unit” means one of the 6 Units comprised Kilkenny Enterprise Centre Limited Purcellsinch, Kilkenny, being part of the Estate and “Units” means any 2 or more of them;

1.40 “Utilities” means water, soil, steam, air, gas, electricity, radio, television, telegraphic, telephonic and other communications, and other services of whatsoever nature;

2. INTERPRETATION

2.1 Where two or more persons are included in the expression “the Landlord”, “the Tenant” such expressions include all or either or any of such persons and the covenants which are expressed to be made by the Landlord, the Tenant shall be deemed to be made by or with such persons jointly and severally.

2.2 Unless the context otherwise requires:-

2.2.1 words importing a person include any unincorporated association or corporate body and vice versa;

2.2.2 any reference to the masculine gender includes reference to the feminine gender and any reference to the neuter gender includes the masculine and feminine genders;

2.2.3 any reference to the singular includes reference to the plural.

2.3 Any covenant by the Tenant not to do any act or thing includes an obligation not to permit or suffer such act or thing to be done and to use best endeavours to prevent such act or thing being done by another person.

2.4 References to any right of the Landlord to have access to or entry upon the Demised Premises shall be construed as extending to all persons authorised by the Landlord, including agents, professional advisers, prospective purchasers of any interest of the Landlord in the Demised Premises or in the Adjoining Property, contractors, workmen and others.

2.5 Any reference to a statute (whether specifically named or not) or to any sections or sub-sections therein includes any amendments or re-enactments thereof for the time being in force and all statutory instruments, orders, notices, regulations, directions, bye-laws, certificates, permissions and plans for the time being made, issued or given thereunder or deriving validity therefrom.

2.6 Headings are inserted for convenience only and do not affect the construction or interpretation of this Lease.

2.7 Any reference to a clause, sub-clause or schedule means a clause, sub-clause or schedule of this Lease.

2.8 Wherever in this Lease either party is granted a future interest in property there shall be deemed to be included in respect of every such grant a provision requiring that future interest to vest within the Perpetuity Period.

2.9 If any term or provision in this Lease is held to be illegal or unenforceable in whole or in part, such term shall be deemed not to form part of this Lease but the enforceability of the remainder of this Lease is not affected.

2.10 to the expiry of the term of this Lease or to the last year of the term of this Lease are to the end of the term granted by this Lease and the last year of the term of this Lease however the term comes to an end whether by effluxion of time or in any other way;

2.11 to Conduits being “in” or “on” certain property include Conduits in on under over or through that property;

2.12 to “damage” or “damaged” includes destruction or destroyed;

2.13 to “this Lease” means these presents and any document which is made supplemental to these presents or which is entered into pursuant to or in accordance with these presents.

3. DEMISE AND RENTS

THE Landlord in consideration of the rents herein reserved (including the increases thereof which may arise as hereinafter provided) and of the Tenant being or immediately applying to become a member of the Management Company if incorporated and the covenants on the part of the Tenant hereinafter contained HEREBY DEMISES and the Building Management Company does hereby DEMISE AND CONFIRM unto the Tenant the Demised Premises TOGETHER WITH the Demised Easements but EXCEPTING AND RESERVING the Reserved Easements TO HOLD the Demised Premises unto the Tenant from and including the Term Commencement Date for the Term SUBJECT TO all rights, easements, privileges, covenants, restrictions and stipulations of whatsoever nature affecting the Demised Premises YIELDING AND PAYING unto the Landlord and/or the Management Company as the case may be during the Term:-

3.1 The Rent quarterly in advance on the Quarterly Gale Days. Such Rent being inclusive of Service Charge and Rates payable hereunder but excludes the Tenant’s insurance contribution payable under clause 3.2.

3.2 In addition to the Rent the Tenant shall be obliged to pay a proportion of the insurance extracted by the Landlord on the Building. The amount payable by the Tenant in respect of such insurance shall be based upon the pro-rata calculation of the proportion of the Estate occupied by the Tenant calculated on the basis of the square footage of the Demised Premises described as a percentage of the square footage of the Estate being of 25.04 per cent.1

[1]	FOD Comment: Please furnish evidence of the calculation of the due proportion payable by the Tenant.

4. TENANT’S COVENANTS

The Tenant throughout the Term HEREBY COVENANTS with the Landlord as follows:

4.1 Rents

To pay the rents (which also includes any service charge costs and taxes excluding VAT) in the manner specified in clause 3 (save for the first payments which shall be made on the execution of this Lease) and without any deduction, set-off or counterclaim whatsoever as follows for the subsequent 3 month period:

August 1st, 2020	€0	February 1st, 2023	€20,625
November 1st, 2020	€18,750	May 1st, 2023	€20,625
February 1st, 2021	€18,750	August 1st, 2023	€20,625
May 1st, 2021	€18,750	November 1st, 2023	€20,625
August 1st, 2021	€18,750	February 1st, 2024	€20,625
November 1st, 2021	€18,750	May 1st, 2024	€20,625
February 1st, 2022	€18,750	August 1st, 2024	€22,500
May 1st, 2022	€18,750	November 1st, 2024	€22,500
August 1st, 2022	€20,625	February 1st, 2025	€22,500
November 1st, 2022	€20,625	May 1st, 2025	€22,500

4.2 Deposit

To pay a deposit on lease signing of €18,750. This lease deposit is refundable to the tenant on lease termination subject to any adjustments as a result of a review of the “Schedule of Conditions” referenced in the 6th Schedule .

4.3 Interest on arrears

Without prejudice to any other right, remedy or power herein contained or otherwise available to the Landlord, if any of the rents (whether formally demanded or not) or other sums specified in clause 3 remain unpaid for more than 28 days after the date when payment was due, to pay interest thereon at the Prescribed Rate from and including the date of which payment was due to the date of payment to the Landlord (both before and after any judgement).

4.4 Outgoings

To pay and indemnity the Landlord (and/or the Management company as the case may be) against all Outgoings.

4.5 Repairs

4.5.1 To repair the Demised Premises and keep them in good and substantial repair and condition;

4.5.2 The Tenant’s liability under clauses 4.4.1 does not extend to damage in respect of which the Landlord (and/or the Management (company as the case may be) is indemnified under a policy of insurance effected under clause 5.4.1.1 or to damage in respect of which the Landlord (and/or the Management Company as the case may be) has no such entitlement through his own default and, if the damage caused by any of the Insured Risks would otherwise give rise to a right to surrender this Lease under the provisions of Section 40 of the 1860 Act or otherwise, the Tenant hereby absolutely waives and abandons such right.

PROVIDED ALWAYS that the Tenant shall not be required to put the Demised Premises into any better state of repair or condition than at the Term Commencement Date as documented in the Schedule of Condition attached hereto at the Sixth Schedule For the avoidance of doubt, this is an internal repairing and insuring lease.

4.6 Decorations

4.6.1 In every Decoration Year and also during the last six months of the Term (whether determined by effluxion of time or otherwise) to decorate in a good and workmanlike manner, using good quality materials all parts of the Demised Premises requiring decoration in colours to be approved in writing by the Landlord (and/or the Management Company as the case may be) (such approval not to be unreasonably withheld) PROVIDED ALWAYS that the Tenant shall not be required to Decorate or Yield Up the Demised Premises in any better state or manner than the decorative state of the Demised Premises at the Term Commencement Date as evidence by the Schedule of Condition attached hereto at the Sixth Schedule;

4.7 Cleaning and maintenance

4.7.1 To keep all parts of the Demised Premises clean and tidy hygienic and at all times free from rubbish;

4.7.2 To clean property by at least once in every three months both sides of all windows and window frames and all other glass forming part of the Demised Premises.

4.7.3 Not to cause the common parts or any area abutting a the Demised premises to be untidy

4.8 Yielding Up

At the expiration or sooner determination of the Term to yield up the Demised Premises having:-

4.8.1 complied with all the Tenant’s covenants contained in this Lease, and to give up all keys to the Demised Premises to the Landlord

4.8.2 removed any moulding, sign, writing or painting of the name or business of the Tenant or occupiers, and

4.8.3 removed all alterations or additions made to the Demised Premises by the Tenant together with any Tenant’s fixtures, fittings, furniture and effects and restored the Demised Premises to their original prevailing condition.

4.9 Tenant’s fixtures and effects

4.9.1 The Tenant irrevocably appoints the Landlord (and/or the Management Company as the case may be) to be the Tenant’s agent to store or dispose of (subject to any conditions which the Landlord thinks fit) any fixtures, fittings, furniture and effects left by the Tenant on the Demised Premises for more than seven days after the expiry or sooner determination of the Term.

4.9.2 In acting under clause 4.8.1 the Landlord (and/or the Management Company as the case may be) is not liable to the Tenant save having to account for the net proceeds of sale less the cost of storage (if any) and any other expenses reasonably incurred by the Landlord (and/or the Management Company as the case may be) .

4.10 Rights of entry by Landlord

To permit the Landlord(and/or the Management Company as the case may be) with all necessary materials and appliances at all reasonable times upon 7 days’ prior notice (except in cases of emergency when no notice shall be necessary) to enter and remain upon the Demised Premises, SAVE AND EXCEPT in so far as is practicable the portion of the Demised Premises laid out as a clean room for the purposes of the Tenant’s business in order to avoid any risk of contamination of the clean room, for any of the following purposes:-

4.10.1 to view and examine the state and condition of the Demised Premises and to take schedules or inventories of the Landlord’s fixtures and fittings;

4.10.2 to exercise any of the rights excepted and reserved by and to carry out any obligations arising under, this Lease;

4.10.3 for any other purpose connected with the interest of the Landlord in the Demised Premises, including, but not limited to, valuing or disposing of the said interest.

PROVIDED ALWAYS that the Landlord or its authorised agents shall be required to sign a Non-Disclosure Agreement in respect of the Tenant’s property and products on site, in substantially the same form as the Non-Disclosure Agreement exhibited at the Seventh Schedule hereof.

4.11 Compliance with notices

Upon written notice being given by the Landlord (and/or the Management Company as the case may be) to the Tenant of any breach of covenant:-

4.11.1 to make good and remedy within sixty days of such notice, or sooner if required in the notice, the breach to the reasonable satisfaction of the Landlord (and/or the Management Company as the case may be) ;

4.11.2 if the Tenant fails within twenty-one days of such notice, or as soon as reasonably possible in the case of an emergency to commence and then diligently and expeditiously to continue to comply with such notice, to permit the Landlord (and/or the Management Company as the case may be) to enter the Demised Premises and carry out all or any of the works or other steps necessary for compliance with the notice;

4.11.3 to pay all costs and expenses thereby incurred to the Landlord (and/or the Management Company as the case may be) on demand.

4.12 Operation of the Demised Premises

4.12.1 Not to engage in any activity in or on the Demised Premises which may result in:-

4.12.1.1 a material increase in the risk of one or more of the Insured Risks happening or of contamination, pollution, or overloading in, on or to the Demised Premises;

4.12.1.2 the creation if any nuisance, annoyance or disturbance affecting the enjoyment of the Adjoining Property or the value or character of the Demised Premises;

4.12.1.3 the obstruction of or interference with the Demised Easements or with the rights of owners and occupiers of the Adjoining Property;

4.12.1.4 the interference with or malfunctioning of any fire and safety equipment or appliances installed in the Demised Premises;

4.12.1.5 the Landlord (and/or the Management Company as the case may be) incurring liability or expense under any statutory provision;

4.12.2 Not to erect, place or display on the exterior or on the windows of the Demised Premises any sign or other item whatsoever without obtaining the prior written consent of the Landlord (and/or the Management Company as the case may be) , which consent shall not be unreasonably withheld.

4.13 User

4.13.1 Not without the prior written consent of the Landlord (which consent shall not be unreasonably withheld) to use the Demised Premises except for the Permitted User nor to make any application for planning permission or a fire and safety certificate in regard to any change of user or other development relating to the Demised Premises without first giving notice in writing to the Landlord (and/or the Management Company as the case may be) of the intention to make such application;

4.13.2 Not to leave the Demised Premises continuously unoccupied (other than for normal holiday periods) without notifying the Landlord (and/or the Management Company as the case may be);

4.13.3 To provide such caretaking or security arrangements as the Landlord (and/or the Management Company as the case may be) or the insurers of the Demised Premises shall reasonably require in order to protect the Demised Premises from vandalism, theft or unlawful occupation;

4.13.4 To provide the Landlord (and/or the Management Company as the case may be) with the name, address and home telephone number of at least two authorised key holders for the time being of the Demised Premises and to notify the Landlord (and/or the Management Company as the case may be) of any changes in the persons so authorised as keyholders of the Demised Premises;

4.13.5 Not to use the Demised Premises for any public or political meeting, public exhibition or public entertainment, show or spectacle of any kind, nor for any dangerous, noisy, noxious or offensive trade, business or occupation whatsoever, nor for any illegal or immoral purpose, nor for residential or sleeping purposes;

4.13.6 Not to use the Demised Premises or any part thereof for gambling, betting, gaming or wagering, or as a betting office, or as a club, or for the sale of beer, wines and spirits, nor to hold any auction on the Demised Premises.

4.14 Alterations

4.14.1 Not to erect any new building or structure or unite the Demised Premises with any other Premises or to engage in any works on, or to make any addition or alteration to, the Demised Premises of such a kind that the Demised Premises lose their original identity;

4.14.2 Not to make any other addition or alteration to the Demised Premises or change the existing design or appearance without the prior written consent of the Landlord (which consent shall not be unreasonably withheld or delayed but which may take into account the effect that the addition or alternation may have an adjoining property);

4.14.3 The Landlord may, as a condition of giving consent under the immediately preceding sub-clause, require the Tenant to enter into covenants or undertakings as to the carrying out and insurance of the additions or alterations to the Demised Premises and as to their reinstatement to their original state at the expiration or sooner determination of the Term, require his proper fees to be paid and those of his professional advisers and head Landlord to be paid in respect of such application and to be furnished with as fitted drawings within 14 days of the Works being completed and the safety file to be delivered to him.

4.14.4 In respect of such additions or alterations, to comply in all respects with the provisions, as appropriate, of the Planning Acts and the Building Control Act and to carry out any related works in a good and workmanlike manner to the satisfaction of the Landlord.

4.15 Alienation

4.15.1 Not to assign, sub-let, part with or share possession of the entirety of the Demised Premises without the prior written consent of the Landlord (and/or the Management Company as the case may be) (which consent shall not be unreasonably withheld) and in the event not to assign or sublet (other than for a term not exceeding 3 years or by way of mortgage or charge) without first causing the person taking the sub-lease or assignment to become a member of the Management Company, if applicable.

4.15.2 In the case of a sub-lease the sub-lessee shall if required by the Landlord (or the Management Company as the case may be to enter into a direct covenant with the Landlord (and/or the Management Company as the case may be) to perform and observe all the covenants (other than that for payment of the rent) and conditions herein contained.

4.15.3 Not under any circumstances to assign, sub-let, part with or share possession of or otherwise alienate a part of the Demised Premises;

4.15.4 The Tenant in seeking consent to any proposed alienation shall apply in writing to the Landlord (and/or the Management Company as the case may be) and shall provide all information concerning the alienation as the Landlord (and/or the Management Company as the case may be) may reasonably require;

4.15.5 In granting consent to any such proposed alienation the Landlord may impose such conditions as are reasonable in all the circumstances.

4.16 Registration of dispositions

To furnish to the Landlord’s (and/or the Management Company as the case may be) solicitors within twenty-one days of the alienation a certified copy of the deed or other instrument evidencing or effect any alienation of or relating to the Demised Premises.

4.17 Landlord’s expenses

To pay and indemnify the Landlord (and/or the Management Company as the case may be) against all reasonable costs and expenses properly incurred by the Landlord (and/or the Management Company as the case may be) in relation to:-

4.17.1 the preparation and service of any notice and of any proceedings under the 1860 Act or the 1881 Act;

4.17.2 the preparation and service of any notice and schedule relating to disrepair;

4.17.3 the recovery or attempted recovery of arrears of rent or other sums payable under this Lease;

4.17.4 procuring the remedying of any breach of covenant by the Tenant;

4.17.5 any application for consent required under the terms of this Lease (whether such consent is granted or not);

4.17.6 any other action taken at the request of the Tenant.

4.18 Statutory requirements:

4.18.1 At the Tenant’s own expense, to comply in all respects in relation to the Demised Premises with:-

4.18.1.1 all obligations and requirements arising from or under any statutory provision or imposed under powers conferred on any authority or court of competent jurisdiction;

4.18.1.2 any reasonable demand by the Landlord for production of plans, documents and other evidence which the Landlord may require in order to satisfy itself that the provisions of this clause have been or will be complied with.

4.18.2 Upon receipt of any notice or order relating to the Demised Premises or the occupier thereof or of any proposal for the same served or given under the Planning Acts, the Building Control Act or any other statutory provisions, forthwith:-

4.18.2.1 to furnish the Landlord (and/or the Management Company as the case may be) with a true copy thereof and any further particulars required by the Landlord;

4.18.2.2 to take all necessary steps to comply with the notice or order;

4.18.2.3 at the written request of the Landlord (and/or the Management Company as the case may be) and at the cost of the Landlord, to make or join with the Landlord (and/or the Management Company as the case may be) in making such objection or representation against or in respect of any such notice, order or proposal as the Landlord (and/or the Management Company as the case may be) may reasonably require.

4.19 Encroachments and easements

4.19.1 Not to stop up, darken or obstruct any window, rights of light or rights of ways belonging to the Demised Premises;

4.19.2 Not to permit any new easement, encroachment, or any other third party rights to be made or enjoyed over or in respect of the Demised Premises or to acknowledge their existence or to grant any such rights;

4.19.3 As soon as the Tenant is aware of any attempt to claim or exercise such third party rights, forthwith to give written notice thereof to the Landlord (and/or the Management Company as the case may be) and, at the request and the cost of the Landlord (and/or the Management Company as the case may be) , to take such steps as may be reasonably required by the Landlord to prevent their acquisition or otherwise deal with them.

4.20 Re-letting and planning application notices

To permit the Landlord (and/or the Management Company as the case may be) at all reasonable times during the Term to enter upon the Demised Premises and affix and retain without interference upon any suitable parts of the Demised Premises (but not so as materially to affect the access of light and air to the Demised Premises) notices of re-letting the same and, as appropriate, any site notice relating to a planning application and to permit all persons with the written authority of the Landlord or its agent to view the Demised Premises at all reasonable hours in the daytime, upon prior notice having been given.

4.21 Indemnity

4.21.1 To keep the Landlord (and/or the Management Company as the case may be) fully indemnified from and against all actions, proceedings, claims demands, losses, costs, expenses, damages and liability arising directly or indirectly from:-

4.21.1.1 breach by the Tenant of any of the provisions of this Lease;

4.21.1.2 the use of or works carried out on or to the Demised Premises during the Term;

4.21.1.3 any act, neglect or default by the Tenant or any person on the Demised Premises with its actual or implied authority.

4.21.2 To effect and keep in force such public liability, employer’s liability and other policies of insurance (to the extent that such insurance cover is available) as may be necessary to cover the Tenant against any claim arising under the preceding sub-clause and to extend such policy or policies so that the Landlord (and/or the Management Company as the case may be) is indemnified by the insurers in the same manner as the Tenant.

4.21.3 Whenever required to do so by the Landlord (and/or the Management Company as the case may be), to produce to the Landlord the said policy or policies together with satisfactory evidence that the same is/are valid and subsisting and that all premiums due thereon have been paid.

4.22 Landlord’s Regulations

To comply with all reasonable regulations made by the Landlord and the Management Company from time to time and notified to the Tenant in writing for the general management and security of the Estate and any other areas used or to be used in common with others.

4.23 Stamp Duty and Value Added Tax

To pay to the Landlord (and/or the Management Company as the case may be):-

4.23.1 any stamp duty payable on this Lease in the sum of €822.50 and its counterpart together with registration fees;

4.23.2 any Value Added Tax arising from the grant of this Lease or on the rents reserved by it or payments made under this lease and where payment is made by the Landlord hereunder to reimburse the Landlord such sum inclusive of VAT paid by the Landlord thereon.

4.24 Insurance

4.24.1 Not to do or omit to do anything which might cause any policy of insurance relating to the Demised Premises or any Adjoining Property owned by the Landlord or any Third Party to become void or voidable wholly or in part nor (unless the Tenant has previously notified the Landlord and agreed to pay the increased premium) to do anything whereby any abnormal or loaded premium may become payable.

4.24.2 Subject to the Landlord (and/or the Management Company as the case may be) furnishing the Tenant with a copy of any policy of insurance effected under clause 5.3 and 5.4, to comply, at the Tenant’s own expense, with all the requirements under that policy and the recommendations of the insurers relating to the Demised Premises.

4.24.3

4.24.3.1 If so requested by the Landlord, to insure and keep insured in the joint names of the Landlord (and/or the Management Company as the case may be) and the Tenant any glass forming part of the Demised Premises against breakage (other than as a result of the Insured Risks) for a sum which is not less than the full replacement value thereof for the time being with such insurance company as may from time to time by approved by the Landlord (and/or the Management Company as the case may be);

4.24.3.2 To pay within 7 days of their becoming payable all premiums relating to any such insurance and, whenever reasonably required by the Landlord (and/or the Management Company as the case may be), to produce the policy of insurance and the receipt for the current year’s premium.

4.25 Registration of Company

To comply with all statutory requirements necessary to ensure that the Tenant remains on the register of companies.

4.26 Unloading and parking

The Tenant must not unload any goods or materials from vehicles and convey them into the Demised Premises except through the approved entrances provided for the purpose and must not cause congestion of adjoining parking areas or inconvenience to any other use of them.

The Tenant must not permit any vehicles belonging to him or to any persons calling on the Demised Premises expressly or by implication with his authority to stand on the Estate Roads or on the pavements, and must ensure that such persons do not permit any vehicle to stand on any of the Estate Roads or pavements.

4.27 Selling in the Common Parts

The Tenant must not place any goods or things whatever, or expose them for sale, on the Common Parts or the estate roads or their pavements.

4.28 No Overloading

Not do or permit or bring in or upon the Demised Premises anything which may expose the Demised Premises or any other part of the Building comprising the Demised Premises to any weight or strain in excess of that which the Demised Premises or Building are calculated to bear with due margin for safety.

4.29 General

4.29.1 Not to hang or permit to be hung or expose any clothes or other articles on the Demised Premises so as to be visible from outside the Demised Premises.

4.29.2 Not to shake or permit to be shaken any mats carpets sheets chattels or other articles from any window of the Demised Premises.

4.29.3 Not to keep any bird or animal or pet which in the opinion of the Landlord (and/or the Management Company as the case may be) may cause annoyance to the owners and occupiers of any other part of the Building.

4.29.4 Not to erect any external wireless or television aerial satellite dish or other like instrument on the Demised Premises without the prior consent in writing of the Landlord (and/or the Management Company as the case may be) save and except the erection of a Satelite Dish, Air Compressor Demise and Air Conditioning fans to the rear of the Demised Premises as agreed in advance with the Landlord.

4.29.5 Not to dispose of any domestic/commercial waste otherwise than in the receptacle approved of by the Landlord (and/or the Management Company as the case may be) and to bring such receptacle to an area appropriated for its removal and not to throw or deposit or permit to be thrown or deposited dirt rubbish rags refuse or other material into or otherwise obstruct the sinks baths lavatories cisterns Conduits or Utilities in the Estate.

4.29.6 Not to keep or permit to be kept any petrol motor spirit or other inflammable or explosive material or any other noxious material or substance in or on the Demised Premises or do or permit to be done any act or thing and not to engage in any activity which may result in the interference with or malfunctioning of any fire and safety equipment installed in the Building or the Demised Premises.

4.30 Floor Coverings

To keep all floors of the Demised Premises properly and adequately covered with suitable and resilient material consistent with the use of the Demised Premises for the Permitted Use as reasonably directed from time to time by the Landlord (and/or the Management Company as the case may be) so as to minimise the transmission of sound to other part of the Building.

4.31 No Objections

Not directly or indirectly to object to or impede or procure that any person shall object to or impede the obtaining by the Landlord or nearby premises owner or their respective successors and assigns of any revised or further planning permission or approval in respect of any part of the Estate (excluding the Demised Premises) or the Nearby Premises or any part thereof.

4.32 SIGNAGE

To provide and install name boards of such size and design as the Tenant (and/or the Management Company as the case may be) may in his absolute discretion, determine in the main entrance to the Estate and at such other locations as the Landlord (and/or the Management Company as the case may be) may consider desirable;

5. LANDLORD’S COVENANTS

The Landlord HEREBY COVENANTS with the Tenant as follows: -

5.1 Quiet enjoyment

To permit the Tenant, provided he pays the rent (inclusive of service charges and taxes other than VAT)reserved by and otherwise complies with the provisions of this Lease, peaceably to hold and enjoy the Demised Premises during the Term without any interruption by the Landlord (and/or the Management Company as the case may be) or any person lawfully claiming through, under or in trust for them.

5.2 Exercise of rights

In exercising any of the Landlord’s (and/or the Management Company as the case may be) rights of entry or other rights in relation to the Demised Premises:

5.2.1 to take all necessary steps to ensure that as little damage is done to the Demised Premises and as little inconvenience is caused to their occupiers as is reasonably practicable;

5.2.2 to make good without delay any damage which may be caused by such exercise.

5.3 Provision of Services

To use all reasonable endeavours to provide the following services in accordance with the principles of good estate management: -

5.3.1 To keep the Common Parts in good repair and condition and to keep same adequately lighted where appropriate;

5.3.2 To employ such staff as the Landlord (and/or the Management Company as the case may be) may, in his absolute discretion, deem desirable or necessary to enable it to provide all or any of the services in the Estate and for the general management and security of the Estate;

5.3.3 To provide and install name boards of such size and design as the Landlord (and/or the Management Company as the case may be) may in his absolute discretion, determine in the main entrance to the Estate and at such other locations as the Landlord (and/or the Management Company as the case may be) may consider desirable;

5.3.4 To extract public liability insurance on the Estate in a sum as may be advised from time to time by a reputable Insurance Broker

5.3.5 To repair and maintain those parts of the Estate which are not built upon and to keep the same clear of all rubbish and free from weeds and to provide and maintain, at the Landlord’s (and/or the Management Company as the case may be) discretion, such plants, shrubs, trees or garden or grassed areas as may be appropriate and to keep the same planted and the grass cut;

5.3.6 Any other services which in the reasonable opinion of the Landlord (and/or the Management Company as the case may be) are necessary or desirable from time to time for the comfort convenience and security of the tenants, occupiers and users of the Estate or any part or parts thereof.

5.3.7 Without prejudice to the rights of the Lessee and the rights of the other owners/occupiers of the Building take all reasonable steps to enforce the observance and performance by the other owners and occupiers of the Building of their obligations arising under their leases.

5.3.8 To comply with any statutory notice served by any governmental, local or public authority concerning the Retained Premises or the use thereof or any part thereof and comply with any statutory enactment for the time being in force regulating the use of the Retained Premises and the activities carried on therein and thereon.

5.3.9 Keep proper books of account of all expenses and outgoings incurred by the Landlord (and/or the Management Company as the case may be) in performing and fulfilling, his obligations under this Lease.

5.3.10 Prepare and supply copies of such rules and regulations as the Landlord (and/or the Management Company as the case may be) shall from time to time make or amend.

5.3.11 Provide if the Landlord (and/or the Management Company as the case may be) shall think fit the services of a caretaker or a gardener and such other person or persons as the Landlord (and/or the Management Company as the case may be) shall think necessary or desirable to manage conduct or maintain the Retained Premises in a condition suitable to a high class light industrial development and without derogating from the generality of the foregoing the Landlord shall be entitled to appoint managing agents and to remunerate them properly for their services and to employ architects, surveyors, solicitors, accountants, contractors, builders and other persons and to pay them all proper fees, charges, salaries, wages, costs, expenses and outgoings.

5.3.12 If the Landlord (and/or the Management Company as the case may be) in his absolute discretion deems it appropriate, repair cleanse maintain treat and decorate those portions of the Building or any of them consisting of the outside of any doors and windows and/or any balcony handrails and railings in every case as are visible from the Retained Premises.

5.3.13 Build up a sinking or reserve fund to meet or contribute towards contingencies major repairs and capital replacement in respect of such matters referred to in this Schedule as the Landlord (and/or the Management Company as the case may be) may in its absolute discretion deem appropriate.

5.3.14 Make provide and carry out such further matters things services and facilities for running the Estate as a high-class light industrial development as the Landlord (and/or the Management Company as the case may be) shall in its absolute discretion think fit.

5.3.15 Any other services which in the reasonable opinion of the Landlord or the Management Company are necessary or desirable from time to time for the comfort convenience and security of the tenants, occupiers and users of the Building or any part or parts thereof.

5.3.16 Provide facilities for the disposal of rubbish in such part or parts of the Estate considered by the Landlord (and/or the Management Company as the case may be) to be most suitable for the use of the owners and occupiers of the Building and if necessary arrange for the regular disposal of the rubbish deposited therein.

5.4 Insurance

5.4.1 Subject to reimbursement by the Tenant of their portion of the landlord’s insurance premium to insure and keep insured with an insurer of repute located in Ireland in the name of the Landlord (or in the joint names of the Landlord and the Management Company if applicable):-

5.4.1.1 the Building against loss or damage by the Insured Risks in the full reinstatement costs thereof (to be determined from time to time by the Landlord (and/or the Management Company as the case may be) or his professional adviser) including:

5.4.1.1.1.1 Architects, Surveyors, Consultants and other professional fees (including Value Added Tax thereon);

5.4.1.1.1.2 the costs of shoring up, demolishing, site clearing and similar expense;

5.4.1.1.1.3 all stamp duty and other taxes or duties exigible on any building or like contract as may be entered into and all incidental expenses (including planning and building regulation fees) relative to the reconstruction, reinstatement or repair of the Building;

5.4.1.1.1.4 such provision for inflation as the Landlord in its absolute discretion shall deem appropriate;

5.4.1.2 the loss of rent from time to time payable, or reasonably estimated to be payable under this Lease (taking account of any review of the rent which may become due under this Lease) following loss or damage to Building by the Insured Risks, for three years or such longer period as the Landlord may, from time to time reasonably deem to be necessary, having regard to the likely period required for rebuilding and for obtaining planning permission and any other consents, certificates and approvals in connection with the reinstatement of the Building.

5.4.1.3 the property owner’s, public, employer’s and other liability of the Landlord (and/or the Management Company as the case may be) arising out of or in relation to the Building;

5.4.1.4 such other insurances as the Landlord (and/or the Management Company as the case may be) Management Company may, in its discretion, from time to time deem necessary to effect.

5.4.2 At the request of the Tenant (on reasonable notice), the Landlord (and/or the Management Company as the case may be) shall produce to the Tenant a copy or extract duly certified by the Landlord (and/or the Management Company as the case may be) of such insurance policy or policies (at the Tenant’s expense) and a copy of the receipt for the last premium or (at the Landlord’s (and/or the Management Company as the case may be) option) reasonable evidence from the insurers of the terms of the insurance policy or policies and the fact that it is or they are subsisting and in effect;

5.4.3 If the Building is destroyed or damaged by any of the Insured Risks, then;

5.4.3.1 unless payment of any of the insurance moneys is refused by reason of any act or default of the Tenant, any under-tenant or any person under its or their control; and

5.4.3.2 subject to the Landlord (and/or the Management Company as the case may be) being able to obtain any necessary planning permission and other necessary licences, certificates approvals and consents (which the Landlord (and/or the Management Company as the case may be) shall use its reasonable endeavours to obtain); and

5.4.3.3 subject to the necessary labour and materials being and remaining available (which the Landlord (and/or the Management Company as the case may be) shall use its reasonable endeavours to obtain as soon as practicable); and

5.4.3.4 subject to exercise of the right to terminate the Lease under this clause the Landlord (and/or the Management Company as the case may be) shall as soon as possible lay out the proceeds of insurance effected under this clause in rebuilding and reinstating the Building as necessary to make them substantially the same as they were prior to the destruction or damage (but not so as to provide accommodation identical in layout and manner or method of construction if it would not be reasonably practical to do so);

5.4.4 If the Landlord (and/or the Management Company as the case may be) is prevented (for any reason other than its act or default) from compliance with the previous provisions of this clause the following provisions apply;

5.4.4.1 the Landlord (and/or the Management Company as the case may be) is relieved of its obligations and the Landlord is solely entitled to all insurance moneys;

5.4.4.2 if the prevention continues for three years and the Lease is not otherwise terminated, the Landlord or the Tenant may at any time after expiry of that period by not less than three months written notice given to the other party determine this Lease, but without prejudice to any claim by either party against the other in respect of any antecedent breach of its terms;

5.4.5 If the destruction or damage to the Building renders it unfit for use and occupation and provided the insurance has not been vitiated nor payment of any insurance moneys refused by reason of any act or default of the Tenant, any undertenant or any person under its or their control, the rent payable under clause 3.1 of this Lease shall be suspended in accordance with the following provisions:

5.4.5.1 the rent suspended shall be the whole rent or such proportion as is fair according to the nature and extent of the damage to the Demised Premises;

5.4.5.2 the suspension shall last until either the Demised Premises are again rendered fit for use and occupation or the expiration of three years (or such longer period as the Landlord (and/or the Management Company as the case may be) may have insured against) from the date of destruction or damage, whichever is the earlier;

5.4.5.3 where the destruction or damage occurs during a quarter in respect of which rent has been paid in advanced, the Landlord shall refund to the Tenant the proportion of that rent (apportioned on a daily basis) which is attributable to the period following the date of destruction or damage;

5.4.5.4 any dispute regarding suspension of rent shall be conclusively determined by a single arbitrator to be appointed in default of agreement upon the application of either party, by or on behalf of the President or acting President for the time being of the Society of Chartered Surveyors in accordance with the provisions of the Arbitration Acts 1954-2010.

5.4.6 As and when requested from time to time by the Tenant, the Landlord (and/or the Management Company as the case may be) shall use its reasonable endeavours;

5.4.6.1 to obtain from the Landlords (and/or the Management Company as the case may be) insurers a waiver of its subrogation rights (if any) against the Tenant in respect of the Demised Premises so long as such a waiver is available in the insurance market from a reputable insurer located in Ireland and any costs reasonably incurred thereby are discharged by the Tenant;

5.4.6.2 to ensure that the insurance policy or policies in respect of the Insured Risks contain a provision that the insurance is not invalidated by any change of occupancy or increase or risk taking place in or on the Demised Premises without the knowledge of the Landlord (and/or the Management Company as the case may be) provided that the Landlord (and/or the Management Company as the case may be) shall immediately upon the same coming to its knowledge give notice to the insurers and the Tenant shall pay any additional premiums as may be required from the date of such increase of risk.

5.4.7 For the purposes of this clause “Demised Premises” do not include (unless otherwise specified by the Landlord (and/or the Management Company as the case may be)) any additions, alterations or improvements carried out or being carried out by the Tenant.

PROVIDED ALWAYS that should the Landlord enter into the Management Company Agreement, then and in that event, on completion of the Management Company Agreement, the Landlord shall be relieved of all obligations under clauses 5.3 and 5.4 hereunder and the Management Company shall thereupon be solely responsible for the performance of all the Covenants 5.3 and 5.4 hereof and all references to the Landlord in the said clauses and in clause 8 and the Fifth Schedule shall thereupon become reference to the Management Company.

6. PROVISOS

PROVIDED ALWAYS as follows:

6.1 Forfeiture

Without prejudice to any other right, remedy or power herein contained or otherwise available to the Landlord if: -

6.1.1 the whole or any part of the rents or other sums reserved by this Lease is unpaid for 28 days after becoming payable (whether formally demanded or not) or

6.1.2 there is a breach of any of the Tenant’s covenants which breach has not been remedied within a period of 21 days after service of notice of the breach on the Tenant by the Landlord, or

6.1.3 if the Tenant (being a body corporate) has winding-up petition presented against it other than a frivolous which has no basis or passes a winding-up resolution (other than in connection with a members’ voluntary winding-up for the purposes of amalgamation or reconstruction which has the prior written approval of the Landlord) or resolves to present its own winding-up petition or is wound-up (whether in Ireland or elsewhere) or a Receiver and Manager is appointed in respect of the Demised Premises or of the Tenant, or

6.1.4 if the Tenant (being an individual, or if more than one individual, then any one of them) has a bankruptcy petition presented against him or is adjudged bankrupt) whether in Ireland or elsewhere) or suffers any distress or execution to be levied on the Demised Premises or enters into composition with his creditors or has a receiving order made against him;

THEN and in any such case, the Landlord may at any time thereafter re-enter the Demised Premises and thereupon the Term absolutely ceases and determines, but without prejudice to any rights or remedies which may then have accrued to the Landlord against the Tenant in respect of any antecedent breach of any of the covenants or conditions contained in this Lease.

6.2 No implied easements

Nothing in this Lease shall impliedly confer upon or grant to the Tenant any easement, right or privilege other than those expressly granted (if any) by it.

6.3 Exclusion of warranty as to user

Nothing contained in this Lease or in any consent granted or approval given by the Landlord under it implies or warrants that the Demised Premises may be used under the Planning Acts or the Building Control Act for the purpose herein authorised or any purpose subsequently authorised and the Tenant hereby acknowledges that the Landlord has not given or made at any time any representation or warranty that any such use is or will be or will remain a permitted use under those Acts.

6.4 Representations

The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord, except any such statement or representation that is expressly set out in this Lease.

6.5 Failure by the Landlord to Provide Services

The Landlord shall not be liable to the Tenant in respect of any failure by the Landlord (and/or the Management Company as the case may be) to perform any of the services referred to in this Lease, whether express or implied, unless and until the Tenant has notified the Landlord (and/or the Management Company as the case may be) of such failure and the Landlord (and/or the Management Company as the case may be) have failed within 14 days to remedy the same and then in such case the Landlord(and/or the Management Company as the case may be) shall (subject to the provisions of Clause 7.7. below) be liable to compensate the Tenant only for actual (but not consequential) loss or damage sustained by the Tenant after such reasonable time has elapsed.

6.6 Exclusion of Landlord’s and Management Company Liability

Neither the Landlord nor the Management Company shall, in any circumstances, incur any liability for any failure or interruption in any of the services to be provided by the Landlord and/or the Management Company or for any inconvenience or injury to person or property arising from such failure of interruption due to mechanical breakdown, failure or malfunction, overhauling, maintenance, repair or replacement, strikes, labour disputes shortages of labour or materials, inclement weather or any cause or circumstance beyond the control of the Landlord and/or the Management Company but the Landlord and/or the Management Company (as the case may be) shall use their reasonable endeavours to cause the service in question to be reinstated with the minimum of delay.

6.7 Covenants relating to Adjoining Property

Nothing contained in or implied by this Lease shall give to the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant, agreement or condition entered into by any tenant of the Landlord in respect of the Adjoining Property.

6.8 Effect of waiver

Each of the Tenant’s covenants shall remain in full force both at law and in equity notwithstanding that the Landlord (and/or the Management Company as the case may be) may have appeared to have waived or released temporarily any such covenant, or waived or released temporarily or permanently, revocably or irrevocably a similar covenant affecting other property belonging to the Landlord.

6.9 Applicable Law

This Lease and all relationships created thereby shall in all respects be governed by and construed and interpreted in accordance with Irish Law.

6.10 Notices

6.10.1 Any demand or notice required to be made, given to, or served on the Tenant under this Lease is duly and validly made, given or served if addressed to the Tenant (or, if the Tenant comprises more than one person, then to any of them) and delivered personally, or sent by prepaid registered or recorded delivery mail, or sent by telex or telegraphic facsimile transmission addressed (in the case of a company) to its registered office or (whether a company or individual) to its last known address, or to the Demised Premises;

6.10.2 Any notice required to be given or served on the Landlord is duly and validly given or served if sent by pre-paid registered or recorded delivery mail or sent by telex or telegraphic facsimile transmission addressed to the Landlord at its registered office.

6.10.3 Any notice required to be given or served on the Management Company is duly and validly given or served if sent by pre-paid registered or recorded delivery mail or sent by telex or telegraphic facsimile transmission addressed to the Management Company at its registered office.

7. TERMINATION

7.1 The Tenant may at any time after the expiration of two years from the commencement of this Lease terminate the within Lease by giving to the Landlord ninety days’ prior notice in writing (unless otherwise agreed between the parties) to be served on the Landlord at the address above to terminate the within Lease.

7.2 The notice referred to 8.1 above shall not be valid unless it is accompanied by a payment to the Landlord of a sum equal to three months’ rent (€18,750) which shall represent a break fee.

8. COMMERCIAL RATES

The payment of rent in accordance with clause 3.1 hereof shall be deemed to include all or any liability the Tenant may have in respect of Commercial Rates payable under the Demised Premises.

9. SECTION 220 COMPANIES ACT 2014

It is hereby certified for the purposes of Section 220 of the Companies Act 2014 that the Landlord and the Tenant are not bodies corporate connected with one another in a manner which would require this transaction to be ratified by resolution of either.

10. ASSENT TO REGISTRATION

The Landlord HEREBY ASSENTS to the registration of this lease on the Land Registry Folio to 2563L County Kilkenny.

IN WITNESS whereof the parties hereto have executed this Lease in the manner following and on the day and year fist above written.

FIRST SCHEDULE

(Building)

ALL THAT the entire of the lands and premises together with the buildings, erected thereon (shown for the purposes of identification only outlined in blue on the Plan) and each and every part thereof and all the appurtenances belonging thereto and now known as or intended hereinafter to be known as IDA, Industrial Estate, Purcellsinch, Kilkenny and situate in the Parish of St Mary in the City and County of Kilkenny and including without prejudice to the generality of the foregoing:-

1. all the Conduits and Plant in, upon, over or under and exclusively serving the same;

2. all Landlord’s fixtures and fittings now or hereafter in or upon the same;

3. all additions, alterations and improvements thereto; but excluding the airspace above and the ground below the Demised Premises.

SECOND SCHEDULE

(Demised Premises)

ALL THAT portion of the Building comprising units 4 and 5 and shown outlined in red on the Floor Plan annexed hereto and including:

1. the internal plaster surfaces and finishes of all structural or load bearing walls and columns therein or which enclose the same, but not any other part of such walls and columns;

2. the entirety of all non-structural or non-load bearing walls and columns therein;

3. the inner half severed medially of the internal non-load bearing walls (if any) that divide the same from other parts of the Building;

4. the floor finishes thereof, including all suspended ceilings (if any) and light fittings save that the upper limit of the Demised Premises shall not extend to anything above the ceiling finishes [except that the cavity above any suspended ceilings shall be included];

5. the ceiling finishes thereof, including all suspended ceilings (if any) and light fittings save that the upper limit of the Demised Premises shall not extend to anything above the ceiling finishes [except that the cavity above any suspended ceilings shall be included];

6. all window frames and window furniture and all internal glass in the windows and all internal doors, door furniture and door frames;

7. all sanitary and hot and cold water apparatus and equipment and the radiators (if any) therein and all fire fighting equipment and hoses, therein;

8. all Conduits and Utilities within and exclusively serving the same;

THIRD SCHEDULE

(Demised Easements)

The following rights and easements are demised (to the extent only that the Landlord is entitled to make such a grant) to the Tenant to be enjoyed in common with the Landlord and the tenants and occupiers of the Building and the tenants and occupiers of the Adjoining Property and all other persons authorised by the Landlord or having the like rights and easements:-

1. Subject to any existing or future regulations made by the Landlord or the Management Company:-

1.1. the use of the Estate Common Parts [as shall from time to time be designated for the Tenant’s use] shown shaded green on the Plan for all proper purposes in connection with the use and enjoyment of the Demised Premises for the Permitted User;

2. The free and uninterrupted passage and running of the Utilities to and from the Demised Premises through the Conduits which are now, or may at any time during the Term be, in, on, under or passing through or over the Building and the Estate, or any part thereof;

3. Full rights to subjacent and lateral support and protection for the Demised Premises from other parts of the Estate and the right for any extension addition or alteration to or above the Demised Premises constructed within the Perpetuity Period which obtains or requires support or protection from the Estate or any part thereof to have obtain and retain such support and protection;

4. The right for the Tenant and the occupiers and other bona fide users of the Demised Premises to use 8 car spaces numbered 20 to 27 on the Plan attached hereto inclusive for the parking of motor cars and for no other purpose together with all necessary rights of access there to and egress there from (over such route as the Landlord may from time to time determine) subject to any existing or future regulations made by the Landlord (and to the right of the Landlord from time to time, on giving the Tenant not less than one month written notice, to alter the position of the space or spaces and designate some other space or spaces as the Landlord may in his absolute discretion determine)

5. The right at all reasonable times on reasonable notice to the Landlord (except in case of emergency) to enter into and upon other parts of the Estate for the purpose of repairing cleaning maintaining or renewing the Conduits causing as little disturbance as possible and making good any damage caused;

6. The benefit of the like covenants and restrictions to those contained in this Lease imposed by the Leases of other Apartments or Office Units so far as such covenants and restrictions are intended to benefit the Demised Premises or the Tenant and in so far as the benefit thereof can in law accrue to the Demised Premises or the Tenant .

7. The right at all reasonable times on reasonable notice to the Landlord (except in case of emergency) to enter into and upon any other parts of the Estate for the purpose of repairing maintaining renewing altering or rebuilding the Demised Premises or any part of the Estate giving subjacent or lateral support shelter or protection to the Demised Premises;

FOURTH SCHEDULE

(Reserved Easements)

The following rights and easements are excepted and reserved out of the Demised Premises to the Landlord, the Management Company, when applicable and the tenants and occupiers of the Building and all other persons authorised by the Landlord or having the like rights and easements:-

1. The free and uninterrupted passage and running to and from the Estate (other than the Demised Premises) of the Utilities through the Conduits which are now, or may at any time during the Term be, in, on, under or passing through or over the Demised Premises or any part thereof;

2. The right, at all reasonable times upon 7 days’ prior notice, except in cases of emergency, to enter (or, in cases of emergency or after the giving of reasonable notice during the Tenant’s absence, to break and enter) the Demised Premises in order to:-

2.1. inspect, cleanse, maintain, repair, connect, remove, lay, renew, relay, replace with others, alter or execute any works whatever to or in connection with the Conduits and any other services;

2.2. execute repairs, decorations, alterations and any other works and to make installations to the Demised Premises, the Building or the Adjoining Property or to do anything whatsoever which the Landlord may or must do under this Lease;

2.3. see that no unauthorised erections additions or alterations have been made and that authorised erections additions and alterations are being carried out in accordance with any consent given herein and any permission or approval granted by the relevant local authority;

2.4. PROVIDED THAT the Landlord or the person exercising the foregoing rights shall cause as little inconvenience as possible to the Demised Premises and shall make good, without delay, any damage thereby caused to the Demised Premises;

3. The right to erect scaffolding for the purpose of repairing or cleaning the Building and any building now or hereafter erected on the Adjoining Property or in connection with the exercise of any of the rights mentioned in this Schedule notwithstanding that such scaffolding may temporarily interfere with the proper access to or the enjoyment and use of the Demised Premises;

4. The right to erect and maintain signs on the Demised Premises and on the Building and any premises abutting the same advertising the sale or letting of any premises or for the purposes of a planning or other application in respect of any premises.

5. The rights of light, air, support, protection and shelter and all other easements and rights now or hereafter belonging to or enjoyed by other parts of the Building or by the Adjoining Property.

6. The air space over and the ground below the Building.

7. Full right and liberty at any time hereafter to raise the height of, or make any alterations or additions or execute any other works to the Building or to any buildings on the Adjoining Property, or to erect any new buildings of any height on the Adjoining Property in such a manner as the Landlord or the person exercising the right shall think fit notwithstanding the fact that the same may obstruct, affect or interfere with the amenity of, or access to, the Demised Premises or the passage of light and air to the Demised Premises but not so that the Tenant’s use and occupation thereof is materially affected.

8. The right, subject to recompensing the Tenant for any damage caused thereby, to build on or into any boundary or party wall of the Demised Premises and, after giving not less than seven days prior written notice, to enter the Demised Premises to place and lay in, under or upon the same such footings for any intended party wall or party structure with the foundations therefore as the Landlord shall reasonably think necessary and for such purpose to excavate the Demised Premises along the line of the junction between the Demised Premises and the other parts of the Building or the Adjoining Property and also to keep and maintain the said footings and foundations;

9. The right to enter the Demised Premises (in times of emergency or during fire-drills) for the purpose of obtaining access to, or using, any of the fire escapes or routes of escape in the Building whether or not in existence at the date hereof.

10. Full rights to subjacent and lateral support and protection by the Demised Premises for all such other parts of the Estate or any extension addition or alteration thereof made or constructed within the Perpetuity Period as requires such support and protection;

11. Full right and liberty to execute such works and erections on the Estate (other than the Demised Premises) and every part thereof in such manner as the Landlord may think fit and notwithstanding that the access of light and air to the Demised Premises may thereby be interfered with;

12. The right to abandon vary or alter the plan or scheme of development of the Estate or any part thereof (other than the Demised Premises) and generally to deal with the Estate or any part thereof (other than the Demised Premises) without regard to any such plan or scheme of development;

13. All such other rights privileges easements and quasi easements as belong to or are enjoyed or are intended to be enjoyed by other parts of the Estate over or against the Demised Premises;

14. All such rights privileges easements and quasi easements to which the Estate is subject and which may affect the Demised Premises or the Common Areas;

15. The right to repair cleanse maintain treat and decorate that portion of the Demised Premises consisting of the outside of all doors and windows in every case as are visible from the Retained Premises.

FIFTH SCHEDULE

(Service Charge Expenditure)

Management Company

1. Repairs and Maintenance

1.1. Repairing, maintaining, decorating and (where appropriate) cleaning, washing down, lighting, heating, servicing and (as and when necessary) altering, replacing, renewing, rebuilding and reinstating the Retained Parts;

1.2. Carpeting, furnishing and equipping the Retained Parts as the Landlord (and/or the Management Company as the case may be) may determine including, but not limited to, the provision in the main entrance halls and lift lobby areas of floral decorations, desks, tables, chairs and other fixtures and fittings.

2. Plant

Maintaining, repairing, operating, inspecting, servicing, overhauling, cleaning, lighting and (as and when necessary) renewing or replacing all plant within the Retained Parts from time to time, including, but not limited to, all boilers and items relating to the ventilation, heating, air conditioning and hot and cold water system, the lifts, lift shafts and lift motor rooms and all fuel and electricity for the same and any necessary maintenance contracts and insurance in respect thereof.

3. Security and Emergency Systems

Maintaining, repairing, operating, inspecting, servicing, overhauling, cleaning and (as and when necessary) renewing or replacing all security and emergency systems for the Building, including, but not limited to, alarm systems, internal telephone and television systems, generators, emergency lighting, fire detection and prevention systems, any fire escapes for the Building and all fire fighting and fire prevention equipment and appliances (other than those for which a tenant is responsible) and any traffic barriers, car park and traffic control and Security systems.

4. Staff

The provision of staff (including such direct or indirect labour as the Landlord (and/or the Management Company as the case may be) deems appropriate) for the day-to-day running of the installations and plant and the provision of the other services to the Building and for the general management, operation and security of the Building and all other incidental expenditure, including, but not limited to:-

4.1. insurance, health, pension, welfare, severance and other payments, contributions and premiums;

4.2. the provision of uniforms, working clothes, tools, appliances, materials and equipment (including telephones) for the proper performance of the duties of any such staff;

4.3. providing, maintaining, repairing, decorating and lighting any accommodation and facilities for staff, including any residential accommodation for staff employed in the Estate and all rates, gas and electricity charges in respect thereof and any actual or notional rent for such accommodation.

5. Signs etc.

Maintaining and renewing name boards and signs in the main entrance halls, lift lobby areas and any other parts of the Estate and all directional signs and fire regulation notices and any flags, flag poles and television and radio aerials.

6. Refuse

Maintaining any dustbins or other receptacles for refuse for the Building and the cost of collecting, storing and disposing of refuse.

7. Landscaping

Maintaining floodlighting (if any) and any plants, shrubs, trees or garden or grassed areas in the Retained Parts.

8. Miscellaneous Items

8.1. leasing or hiring any of the items referred to in this Schedule;

8.2. interest, commission and fees in respect of any moneys borrowed to finance the provision of services and any of the items referred to in this Schedule;

8.3. enforcing the covenants in any of the other leases of the Building for the general benefit of the tenants thereof as determined by the Landlord (and/or the Management Company as the case may be).

9. Insurance

9.1. periodic valuations of the Building for insurance purposes;

9.2. works required to the Building in order to satisfy the requirements and/or recommendations of the insurers of the Building;

9.3. property owner’s liability, third party liability and employer’s liability and such other insurances as the Landlord (and/or the Management Company as the case may be) may, in their absolute discretion from time to time, determine;

9.4. any amount which may be deducted or disallowed by the insurers pursuant to any excess provision in the insurance policy upon settlement of any claim by the Landlord and/or the Management Company.

10. Common facilities

Making, laying, repairing, maintaining, rebuilding, decorating, cleansing and lighting, as the case may be, any roads, ways, fore-courts, passages, pavements, party walls or fences, party structures, Conduits or other conveniences and easements whatsoever which may belong to, or be capable of being used or enjoyed by the Estate in common with any Adjoining Property.

11. Outgoings

All existing and future rates (including water rates) taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or nonrecurring nature or of a wholly novel character) payable by the Landlord or the Management Company in respect of the Retained Parts or any part thereof.

12. Statutory Requirements

Carrying out any works to the Building required to comply with any statute (other than works for which any tenant or occupier is responsible.

13. Representations

Taking any steps deemed desirable or expedient by the Landlord (and/or the Management Company as the case may be) for complying with, making representations against, or otherwise contesting the incidence of the provision of any statute concerning planning, public health, highways, streets, drainage and all other matters relating or alleged to relate to the Building or any part of it for which any tenant is not directly responsible.

14. Management

14.1. The proper and reasonable fees, costs, charges, expenses and disbursements (including any VAT payable thereon) of the Landlord, the Surveyor the Accountant and/or the Management Company and any other person employed or retained by the Management Company for or in connection with surveying and accounting functions, the collection of the rents, (including all costs and expenses incurred in the enforcement of same), the performance of the services and any other duties in and about the Building or any part of it relating to the general management, administration, security, maintenance, protection and cleanliness of the Building;

14.2. The proper and reasonable fees and expense (including any VAT payable thereon) of the Management Company in connection with the management of the Building and any of the functions and duties referred to in paragraph 14.1 that may be undertaken by or on behalf of the Management Company, such fees and expenses to include overheads and profits commensurate with the current market practice of property companies providing management services.

15. Value Added Tax

Value Added Tax at the rate for the time being in force chargeable in respect of any item of expenditure referred to in this Schedule to the extent not otherwise recoverable by the Management Company.

16. Generally

Any costs and expenses (not referred to above) which the Management Company may incur in providing such other services and in carrying out such other works as the Management Company, in its absolute discretion, may deem desirable or necessary for the benefit of the Building or any part of it or the tenants or occupiers thereof, or for securing or enhancing any amenity of or within the Building, or in the interests of good estate management.

SIXTH SCHEDULE

Schedule of Condition

SEVENTH SCHEDULE

Non-Disclosure Agreement

PRESENT WHEN THE COMMON

SEAL of the LANDLORD was affixed

hereto:

/s/ Illegible Signature
Director

/s/ Illegible Signature
Secretary

PRESENT WHEN THE COMMON

SEAL of the TENANT was affixed

hereto:

/s/ Brian Dowling
Director

/s/ Mark Novotny
Director/Secretary

THIS DRAWING IS ONLY FOR DEMISE PLAN PURPOSES.
ALL DIMENSIONS MUST BE CHECKED ON SITE.
© Copyright 2020 by Doyle Morris Group

UNIT NO.3
UNIT NO.4

GROUND FLOOR DEMISE PLAN
SCALE 1:200 @ A3

Ground Floor Demise Plan

DMG | DOYLE MORRIS GROUP

THIS DRAWING IS ONLY FOR DEMISE PLAN PURPOSES.
ALL DIMENSIONS MUST BE CHECKED ON SITE.
© Copyright 2023 by Doyle Morris Group

SITE DEMISE PLAN
SCALE 1:500 @ A3

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CAR PARKING DEMISE PLAN
SCALE 1:200 @ A3

DMG | DOYLE MORRIS GROUP

THIS DRAWING IS ONLY FOR DEMISE PLAN PURPOSES.

ALL DIMENSIONS MUST BE CHECKED ON SITE.

© Copyright [illegible] by Doyle Morris Group

Demised Area

VOID
VOID

FIRST FLOOR DEMISE PLAN

SCALE 1:200 @ A3

DMG | DOYLE MORRIS GROUP

DOYLE MORRIS GROUP [illegible] Dublin 2.